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                             American Standard Inc.

              Supplemental Compensation Plan for Outside Directors
                      (as amended through December 4, 1997)

1. Definitions

      (a) "Administrator" means the Secretary of the Company.

      (b) "Annual Stockholders Meeting" means the annual meeting of the stockholders of ASCI.

      (c) "ASCI" means American Standard Companies Inc., the successor in interest to ASI Holding Corporation.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Company" means American Standard Inc. or any successor thereto by consolidation, merger or other resolution.

      (f) "Fair Market Value" on any date means the closing price of a Share on such a date as reported on the New York Stock Exchange consolidated reporting system.

      (g) "Participant" means any director of the Company who is not an employee of the Company, provided that Mr. Schuchert shall become a Participant effective as of December 4, 1997. Participants are also referred to herein as "Outside Directors".

      (h) "Plan" means this Supplemental Compensation Plan for Outside Directors, as set forth herein and as amended from time to time.

      (i) "Plan Account" means the account established for each Participant pursuant to Section 2.

      (j) "Share" means a share of common stock of ASCI.

      (k) "Trust" means the Trust Agreement for the American Standard Inc. Supplemental Compensation Plan for Outside Directors.

      (l) "Unit" means the factor of $50,000 ($100,000 in the case of any director first elected to the Board after January 1, 1993) calculated in accordance with Section 2 of the Plan as it existed before March 7, 1996.

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2. Establishment of Plan Accounts.

            The Administrator shall establish a Plan Account hereunder for each Participant as soon as he or she becomes a member of the Board, or in the case of Mr. Schuchert, on the date immediately preceding the 1998 Annual Stockholder Meeting.

            Whenever a Plan Account is established, the Administrator shall credit to such Plan Account, that number of Shares and fractions thereof equal in value to $50,000 ($100,000 in the case of any director first elected to the Board after January 1, 1993), with the value of a Share based on the Fair Market Value on the date immediately preceding the date that the Participant becomes a member of the Board (the "Initial Allocation"). Notwithstanding the foregoing, there shall be no Initial Allocation made to the Plan Account of Mr. Schuchert.

            Any Units credited to Participants' Plan Accounts under the terms of the Plan as it existed before March 7, 1996 shall be converted to Shares on a one for one basis.

3. Annual Grants of Shares.

            Effective on and after December 4, 1997, each Participant shall have 500 Shares credited to his or her Plan Account on the date immediately preceding each Annual Stockholders Meeting.

4. Shares Held in Trust.

            Any Shares issued pursuant to the Plan shall be issued to and governed by the terms of the Trust. Upon the termination of a Participant's Board membership other than for cause, such Participant (or, if such termination is due to his or her death, his or her Beneficiary) shall receive a distribution from the Trust, net of any required tax or other withholdings, of the Shares in his or her Plan Account.

5. Forfeiture

            Upon the termination for cause of a Participant's membership on the Board, all of the Shares and fractions thereof credited to his or her Plan Account shall revert back to ASCI.

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6. Rights of Participants Regarding the Shares in their Plan Account.

            A Participant shall have the right to direct the voting of a number of Shares held by the Trust that is equal to the number of Shares credited to his or her Plan Account as to all matters with respect to which such Shares are entitled to vote. The Trust shall distribute to each Participant (or in the event of a Participant's death, such Participant's Beneficiary) an amount in cash equal to the amount of any cash dividends payable on the number of Shares allocated to the Participant's Plan Account.

7. Non-assignability.

            The right of a Participant or Beneficiary to the distribution provided for in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

8. Amendment and Termination.

            The Plan may at any time be amended, modified or terminated by the Board; provided that no amendment, modification or termination shall, without the consent of a Participant, reduce the number of Shares and fractions thereof credited to such Participant's Plan Account pursuant to Sections 2 and 3.

9. Notices.

            All notices to the Company under this Plan, including a Participant's designation of a Beneficiary, shall be in writing and mailed or hand delivered to the Secretary of the Company at its Corporate Headquarters.

10. Governing Law.

            This Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws of such State.


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